                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934






                                  July 11, 2001
                             (Date of report/date of
                            earliest event reported)


         ---------------------------------------------------------------
                            SKY FINANCIAL GROUP, INC.
             (Exact name of registrant as specified in its charter)
         ---------------------------------------------------------------



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            Ohio                    001-14473               34-1372535
(State or other jurisdiction      (Commission             (IRS Employer
      of incorporation)           File Number)          Identification No.)
--------------------------------------------------------------------------------



                             221 South Church Street
                            Bowling Green, Ohio 43402
                    (Address of principal executive offices)



                                 (419) 327-6300
                         (Registrant's telephone number)



                                       N/A
                         (Former name or former address,
                          if changed since last report)
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Item 5.  Other Events.

Effective July 11, 2001, Sky Bank - Mid Am Region, a wholly-owned subsidiary of the registrant, announced today that it has reached a definitive agreement with Standard Federal Bank, Troy, Michigan, to acquire ten of Standard Federal Bank's branch offices in northwest Ohio. Sky Bank - Mid Am Region will acquire the branch facilities and assume approximately $300 million in deposit liabilities associated with the branch offices. Standard Federal Bank will retain substantially all loans associated with the branches. The transaction is expected to be completed in the fourth quarter, pending regulatory approvals.



Item 7.  Financial Statements and Exhibits.

     Exhibit 99.1 Text of press release, dated July 11, 2001, issued by Sky Bank - Mid Am Region, a wholly-owned subsidiary of the registrant.
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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                 SKY FINANCIAL GROUP, INC.


Date: July 26, 2001              By: /s/ W. Granger Souder, Jr.
                                    --------------------------------------------
                                    W. Granger Souder, Jr.
                                    Executive Vice President and General Counsel